                                                                    Exhibit 10.6

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                 LOAN AGREEMENT


                           Dated as of April 28, 1998

                                     Between

                          U.S. FRANCHISE SYSTEMS, INC.
                                 (the Borrower)

                                       and

                                NATIONSBANK, N.A.
                                  (the Lender)



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS1



ARTICLE 1 - DEFINITIONS.......................................................1

 SECTION 1.1 DEFINITIONS......................................................1
 SECTION 1.2 OTHER REFERENTIAL PROVISIONS.....................................9
 SECTION 1.3 EXHIBITS AND SCHEDULES..........................................10

ARTICLE 2 - THE LOAN.........................................................10

 SECTION 2.1 TERM LOAN.......................................................10
 SECTION 2.2 MANNER OF BORROWING AND DISBURSING TERM LOAN....................10
 SECTION 2.3 REPAYMENT OF LOAN...............................................10
 SECTION 2.4 TERM NOTE.......................................................11
 SECTION 2.5 PREPAYMENT OF TERM LOAN.........................................11

ARTICLE 3 - GENERAL LOAN PROVISIONS..........................................11

 SECTION 3.1 INTEREST........................................................11
 SECTION 3.2 FEES............................................................12
 SECTION 3.3 CHANGED CIRCUMSTANCES...........................................12
 SECTION 3.4 INCREASED COSTS AND REDUCED RETURNS.............................13
 SECTION 3.5 MANNER OF PAYMENT...............................................13
 SECTION 3.6 TERMINATION OF AGREEMENT........................................13

ARTICLE 4 - CONDITIONS PRECEDENT.............................................13

 SECTION 4.1 CONDITIONS PRECEDENT TO INITIAL LOAN............................13

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE BORROWER...................15

 SECTION 5.1 REPRESENTATIONS AND WARRANTIES..................................15
 SECTION 5.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.................19

ARTICLE 6 - AFFIRMATIVE COVENANTS............................................19

 SECTION 6.1 PRESERVATION OF CORPORATE EXISTENCE AND SIMILAR MATTERS.........19
 SECTION 6.2 COMPLIANCE WITH APPLICABLE LAW..................................19
 SECTION 6.3 CONDUCT OF BUSINESS.............................................20
 SECTION 6.4 PAYMENT OF TAXES AND CLAIMS.....................................20
 SECTION 6.5 ACCOUNTING METHODS AND FINANCIAL RECORDS........................20
 SECTION 6.6 USE OF PROCEEDS.................................................20
 SECTION 6.7 HAZARDOUS WASTE AND SUBSTANCES; ENVIRONMENTAL REQUIREMENTS......20
 SECTION 6.8 ACCURACY OF INFORMATION.........................................20
 SECTION 6.9 LOAN TO STOCK RATIO.............................................20
 SECTION 6.10 INSURANCE......................................................21
 SECTION 6.11 INSPECTION.....................................................21
 SECTION 6.12 YEAR 2000 COMPLIANCE...........................................21

ARTICLE 7 - INFORMATION......................................................21

 SECTION 7.1 FINANCIAL STATEMENTS............................................21
 SECTION 7.2 DISCUSSIONS WITH ACCOUNTANTS....................................22
 SECTION 7.3 OFFICER'S CERTIFICATE...........................................22
 SECTION 7.4 COPIES OF OTHER REPORTS.........................................22
 SECTION 7.5 NOTICE OF LITIGATION AND OTHER MATTERS..........................23
 SECTION 7.6 ERISA...........................................................23

ARTICLE 8 - NEGATIVE COVENANTS...............................................24

 SECTION 8.1 INVESTMENTS.....................................................24
 SECTION 8.2 MERGER, CONSOLIDATION AND SALE OF ASSETS........................24
 SECTION 8.3 TRANSACTIONS WITH AFFILIATES....................................24
 SECTION 8.4 LIENS...........................................................24
 SECTION 8.5 RESTRICTED DISTRIBUTIONS AND PAYMENTS, ETC......................24
 SECTION 8.6 BENEFIT PLANS...................................................24
 SECTION 8.7 AMENDMENTS OF OTHER AGREEMENTS..................................24
 SECTION 8.8  TAG-ALONG/PIGGY BACK RIGHTS....................................24

ARTICLE 9 - DEFAULT..........................................................24

 SECTION 9.1 EVENTS OF DEFAULT...............................................25
 SECTION 9.2 REMEDIES........................................................27
 SECTION 9.3 APPLICATION OF PROCEEDS.........................................28
 SECTION 9.4 MISCELLANEOUS PROVISIONS CONCERNING REMEDIES....................28

ARTICLE 10 - MISCELLANEOUS...................................................29

 SECTION 10.1 NOTICES........................................................29
 SECTION 10.2 EXPENSES.......................................................29
 SECTION 10.3 STAMP AND OTHER TAXES..........................................30
 SECTION 10.4 SETOFF.........................................................30
 SECTION 10.5 MANDATORY ARBITRATION; LITIGATION..............................30
 SECTION 10.6 REVERSAL OF PAYMENTS...........................................32
 SECTION 10.8  ACCOUNTING MATTERS............................................32
 SECTION 10.9 ASSIGNMENT; PARTICIPATION......................................32
 SECTION 10.10 AMENDMENTS....................................................32
 SECTION 10.11 PERFORMANCE OF BORROWER'S DUTIES..............................32
 SECTION 10.12 INDEMNIFICATION...............................................33
 SECTION 10.13 ALL POWERS COUPLED WITH INTEREST..............................33
 SECTION 10.14 SURVIVAL......................................................33
 SECTION 10.15 SEVERABILITY OF PROVISIONS....................................33
 SECTION 10.16 GOVERNING LAW.................................................33
 SECTION 10.17 COUNTERPARTS..................................................33
 SECTION 10.18 REPRODUCTION OF DOCUMENTS.....................................33
 SECTION 10.19 FINAL  AGREEMENT..............................................34

                             EXHIBITS AND SCHEDULES


EXHIBIT A            FORM OF TERM NOTE

SCHEDULE 5.1(a) Material Jurisdictions in Which Borrower is Qualified as a Foreign Corporation
SCHEDULE 5.1(b)      Borrower's Subsidiaries
SCHEDULE 5.1(e)      Borrower's Business
SCHEDULE 5.1(f)      Exceptions to Governmental Approvals
SCHEDULE 5.1(g) Non Lien Title Exceptions and Defects and Property Disposed of Out of Ordinary Course of Business
SCHEDULE 5.1(h)      Liens
SCHEDULE 5.1(i)      Indebtedness for Money Borrowed and Guaranties
SCHEDULE 5.1(j)      Litigation
SCHEDULE 5.1(k)      Tax Returns and Payments
SCHEDULE 5.1(o)      ERISA
SCHEDULE 5.1(t)      Employee Relations
SCHEDULE 5.1(x)      Tag-Along Rights
SCHEDULE 6.6         Use of Proceeds
SCHEDULE 8.3         Certain Affiliated Transactions

1 This Table of contents is included for reference purposes only and does not constitute part of the Loan and Security Agreement.

                                 LOAN AGREEMENT

                           Dated as of April 28, 1998


     U.S. FRANCHISE SYSTEMS, INC., a Delaware corporation, and NATIONSBANK, N.A., a national banking association, agree as follows:

                             ARTICLE 1 - DEFINITIONS

     Section 1.1 Definitions. For the purposes of this Agreement:

     "Acquire", as applied to any Investment, means the acquisition of such Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

     "Affiliate" means, with respect to a Person, (a) any officer, director, employee or managing agent of such Person, and (b) any other Person that, (i) directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such given Person, (ii) directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other interest of such Person or any Subsidiary of such Person, or (iii) 10% or more of the voting stock or partnership or other interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

     "Agreement" means this Agreement, including the Exhibits and Schedules hereto, and all amendments, modifications and supplements hereto and thereto and restatements hereof and thereof.

     "Agreement Date" means the date as of which this Agreement is dated.

     "Alpine Ventures" means Alpine Hospitality Ventures, LLC, a Delaware limited liability company.

     "Alpine Ventures Loan Documents" means, collectively, the Alpine Ventures Note and the Alpine Ventures Note Purchase Agreement.

     "Alpine Ventures Note" means the Senior Subordinated Promissory Note, dated as of the Effective Date, in the principal amount of $15,000,000, executed by Alpine Ventures and payable to the order of the Borrower.

     "Alpine Ventures Note Purchase Agreement" means the Senior Subordinated Note Purchase Agreement, dated as of the Effective Date, between the Borrower, as lender, and Alpine Ventures, as borrower, together with all amendments, modifications and supplements thereto (including the Supplemental Letter Agreement, as defined therein).

     "Aronson" means Neal K. Aronson.

     "Benefit Plan" means an employee benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which a Person or any Related Company is, or within the immediately preceding 6 years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

     "Borrower" means U.S. Franchise Systems, Inc., a Delaware corporation, and its successors and assigns.

     "Business Day" means (a) any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia are authorized to close, and (b) in respect of any determination with respect to a LIBOR Loan, any day referred to in clause
(a) that is also a day on which tradings are conducted in the London interbank eurodollar market.

     "Business Unit" means the assets constituting the business, or a division or operating unit thereof, of any Person.

     "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means all property and assets serving as collateral for the Obligations, including any collateral under the Collateral Assignment of Loan Documents, the Collateral Assignment of Deposit Account, and the Stock Pledge Agreements.

     "Collateral Assignment of Deposit Account" means the Escrow and Security Agreement, dated as of the Effective Date, executed by the Borrower in favor of the Lender, pursuant to which the Borrower pledges $185,156.25 to the Lender as collateral for the Obligations.

     "Collateral Assignment of Loan Documents" means the Collateral Assignment of Loan Documents, dated as of the Effective Date, executed by the Borrower in favor of the Lender with respect to the Alpine Ventures Loan Documents.

     "Default" means any of the events specified in Section 9.1 that, with the passage of time or giving of notice or both, would constitute an Event of Default.

     "Default Margin" means 2%.

     "Dollar" and "$" means freely transferable United States dollars.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute.

     "Effective Date" means the later of (a) the Agreement Date, and (b) the first date on which all of the conditions set forth in Section 4.1 shall have been fulfilled or waived by the Lender.

     "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder.

     "Event of Default" means any of the events specified in Section 9.1.

     "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person referred to.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local, foreign national or provincial, and all agencies thereof.

     "Governmental Authority" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Guaranty", "Guaranteed" or to "Guarantee," as applied to any obligation of another Person shall mean and include

     (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

     (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation or to assure the owner of such obligation against loss,

(iii) the supplying of funds to, or in any other manner investing in, the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

     "Indebtedness" of any Person means (a) all obligations for money borrowed or for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business) or in respect of reimbursement obligations (whether or not due) under letters of credit, (b) all obligations represented by bonds, debentures, notes and accepted drafts that represent extensions of credit, (c) Capitalized Lease Obligations, (d) all obligations (including, during the non-cancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, (e) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, (f) all amounts payable under interest rate protection products, takeout commitments, or purchase contracts, and (g) all other amounts considered by rating agencies as indebtedness.

     "Intellectual Property" means, as to any Person, all of such Person's then owned existing and future acquired or arising patents, patent rights, copyrights, works which are the subject of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing and all rights to sue for past, present and future infringements of any of the foregoing.

     "Interbank Offered Rate" means, as such rate changes each day, the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) for a thirty-day period, with the applicable Interbank Offered Rate for each day being the Interbank Offered Rate that appeared, as aforesaid, two Business Days prior to such day. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, as such rate changes each day, without notice, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) for a thirty-day period, with the applicable Interbank Offered Rate for each day being the Interbank Offered Rate that appeared, as aforesaid, two Business Days prior to such day; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

     "Interest Payment Date" means the first day of each calendar month commencing on May 1, 1998.

     "Investment" means, with respect to any Person: (a) the direct or indirect purchase or acquisition of any beneficial interest in, any share of capital stock of, evidence of Indebtedness of or other security issued by any other Person, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses, (c) any Guaranty of the obligations of any other Person, or (d) the direct or indirect purchase or Acquisition of any Business Unit.

     "Lender" means NationsBank, N.A., a national banking association, and its successors and assigns.

     "Lender's Office" means the office of the Lender specified in or determined in accordance with the provisions of Section 10.1(c).

     "LIBOR" means, as of any date of determination, a simple per annum interest rate determined pursuant to the following formula:

     LIBOR =                 Interbank Offered Rate
                          ----------------------------
                          1 - LIBOR Reserve Percentage

LIBOR shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

     "LIBOR Loan" means the Loan at any time that it bears interest with reference to LIBOR.

     "LIBOR Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special or marginal reserves) applicable to any member bank with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of any LIBOR Loan is determined), whether or not the Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. The LIBOR Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without the benefit of credits for proration, exceptions or offsets that may be available from time to time to Lender.

     "Lien" as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person or upon the income or profits therefrom, (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person, and (c) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction.

     "Loan" means the loan made to the Borrower pursuant to Section 2.1.

     "Loan Documents" means, collectively, this Agreement, the Note, the Security Documents and each other instrument, agreement and document executed and delivered by the Borrower or any other Obligor in connection with this Agreement and each other instrument, agreement or document referred to herein or contemplated hereby.

     "Loan to Stock Ratio" means, as of any date of determination, the ratio of
(a) the outstanding principal balance of the Loan, to (b) the Stock Value. As used herein, "Stock Value" means the sum of any cash collateral and letters of credit held by the Lender pursuant to Section 6.9(ii) (it being understood that the $185,156.25 of cash collateral subject to the Collateral Assignment of Deposit Account shall not be included in the Stock Value) plus the product of the (i) share price of the Borrower's Class A common stock as of the close of trading on such date of determination, as set forth in the Wall Street Journal or any comparable source chosen by the Lender, multiplied by (ii) the number of shares of the Borrower's Class B common stock subject to the Lender's first priority perfected Security Interest pursuant to the Stock Pledge Agreements.

     "Materially Adverse Effect" means any act, omission, event or undertaking which would, singly or in the aggregate, have a materially adverse effect upon
(a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower and of its Subsidiaries, taken as a whole, (b) upon the ability of the Borrower or any other Obligor to perform any obligations under this Agreement or any other Loan Document to which it is a party, or (c) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of Lender to enforce any rights or remedies under or in connection with any Loan Document; in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, together with other such acts, omissions, situations, statuses, events, or undertakings .

     "Maturity Date" means April 28, 2000 or such earlier date as the Obligations shall have been accelerated pursuant to the provisions of Section 9.2.

     "Money Borrowed" means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or not in any such case the same was for money borrowed, (i) represented by notes payable and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than trade Indebtedness) or that was issued or assumed as full or partial payment for property, (c) Indebtedness that constitutes a Capitalized Lease Obligation, and (d) Indebtedness that is such by virtue of clause (e) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or a Related Company is required to contribute or has contributed within the immediately preceding 6 years.

     "Note" means the Term Note made by the Borrower payable to the order of the Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Loan made to it by the Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor), substantially in the form of Exhibit A hereto, with all blanks properly completed.

     "Obligations" means, in each case whether now in existence or hereafter arising, the principal of and interest and premium, if any, on the Loan, and all other amounts due under this Loan Agreement and the other Loan Documents.

     "Obligor" means the Borrower, Aronson, Michael Leven and Andrea Leven.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

     "Permitted Investments" means (a) Investments of the Borrower in: (i) negotiable certificates of deposit, time deposits and banker's acceptances issued by the Lender or any Affiliate of the Lender or by any United States bank or trust company having capital, surplus and undivided profits in excess of $250,000,000, (ii) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same, (iii) commercial paper of a domestic issuer rated A-1 by S&P and P-1 by Moody's and maturing not more than 270 days after the date of Acquisition, (iv) sales on credit in the ordinary course of business on terms customary in the industry, and (v) notes, accepted in the ordinary course of business, evidencing overdue accounts receivable arising in the ordinary course of business, (b) Investments existing as of the Agreement Date, (c) Investments in Persons engaged in substantially the same business as the Borrower and its Subsidiaries made after the Agreement Date, and (d) other Investments made after the Agreement Date in an aggregate amount not in excess of $5,000,000.

     "Permitted Liens" means: (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals, or other similar liens, incurred in the ordinary course of business, but in all cases, only if payment shall not at the time be required to be made in accordance with
Section 6.4; (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under surety or performance bonds, or other obligations of a like nature, in each case arising in the ordinary course of business; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of the Borrower's real estate, which do not materially detract from the value of such real estate or impair the use thereof in the business of the Borrower; (d) Purchase Money Liens securing Permitted Purchase Money Indebtedness; (e) Liens of the Lender arising under the Security Documents; (f) Liens arising out of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower is fully protected by insurance or in respect of which the Borrower shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and as to which appropriate reserves have been established on the books of the Borrower;
(g) Liens existing on the date hereof; and (h) Liens securing Indebtedness which is incurred to refinance Indebtedness secured by a permitted Lien, provided such Lien does not extend to any property or assets of the Borrower not securing the Indebtedness so refinanced.

     "Permitted Purchase Money Indebtedness" means Purchase Money Indebtedness secured only by Purchase Money Liens and Capitalized Lease Obligations.

     "Person" means an individual, corporation, partnership, association, trust or unincorporated organization or a government or any agency or political subdivision thereof.

     "Piggy Back Rights" means rights of any Person to register shares of common stock of the Borrower in connection with the registration of any other shares of common stock of the Borrower.

     "Prime Rate" means, on any date, the rate of interest per annum then most recently established by the Lender as its "prime rate." Any such rate is a general reference rate of interest, may not be related to any other rate, and may not be the lowest or best rate actually charged by the Lender to any customer or a favored rate and may not correspond with future increases or decreases in interest rates charged by other lenders of market rates in general.

     "Prime Rate Loan" means the Loan at any time that it bears interest with reference to the Prime Rate.

     "Purchase Money Indebtedness" means Indebtedness created to finance the payment of all or any part of the purchase price (not in excess of the fair market value thereof) of any tangible asset (other than inventory) and incurred at the time of or within 10 days prior to or after the acquisition of such tangible asset.

     "Purchase Money Lien" means any Lien securing Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the tangible asset (other than inventory) the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

            "Related Company" means, as to any Person, any (a) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, or (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person or any corporation described in clause (a) above or any partnership, trade or business described in clause (b) above.

     "Restricted Distribution" by any Person means (a) its retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such Person, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities or partnership interests, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests, excluding however the $15,000,000 loan made by the Borrower to Alpine Ventures pursuant to the Alpine Ventures Loan Documents and
(d) any other payment by such Person in respect of such securities or partnership interests.

     "Restricted Payment" means (a) any redemption, repurchase or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness of a Person (other than the Obligations and trade debt), and (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to an Affiliate of such Person.

     "Security Documents" means the Collateral Assignment of Loan Documents, Collateral Assignment of Deposit Account, the Stock Pledge Agreements, and each other writing executed and delivered by any Person securing the Obligations or evidencing such security.

     "Security Interest" means the Liens of the Lender on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

     "Stock Pledge Agreements" means the Stock Pledge Agreements, dated the Effective Date, executed by Michael Leven, Andrea Leven and Aronson in favor of the Lender, pursuant to which Michael Leven, Andrea Leven and Aronson pledge certain shares of the Borrower's Class B common stock to the Lender.

     "Subsidiary" when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person or by one or more Subsidiaries of such other Person or by such other Person and one or more Subsidiaries of such Person, (i) if the holders of such stock or other ownership interests (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or (ii) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest; excluding however RSVP-BI OPCO LLC, a Delaware limited liability company, and RSVP-ABI REALCO LLC, a Delaware limited liability company.

     "Tag-Along Rights" means rights of any Person, in connection with any transfer by Aronson, Andrea Leven or Michael Leven of shares of common stock of the Borrower, to participate in such transfer.

     "Termination Event" means (a) a "Reportable Event" as defined in Section 4043(b) of ERISA, but excluding any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Benefit Plan by the PBGC under Section 4042 of ERISA or the appointment of a trustee to administer any Benefit Plan.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Georgia.

     "Unfunded Vested Accrued Benefits" means, with respect to any Benefit Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Benefit Plan exceeds (b) the fair market value of all Benefit Plan assets allocable to such benefits, as determined using such reasonable actuarial assumptions and methods as are specified in the Schedule B (Actuarial Information) to the most recent Annual Report (Form 5500) filed with respect to such Benefit Plan.

     "Waivers" means the waivers, in form acceptable to the Lender in its discretion, from each of Alpine Hospitality Equities LLC, a Delaware limited liability company, H Suites Associates, an Illinois joint venture, and HSA Properties, Inc., a Delaware corporation (collectively, the "Investors"), pursuant to which each of the Investors waives any and all (a) Tag-Along Rights such Investor may now or hereafter possess in connection with any liquidation by the Lender of the common stock of the Borrower (whether Class A or Class B) now or hereafter subject to the Stock Pledge Agreements, and (b) Piggy Back Rights such Investor may now or hereafter possess in connection with any registration of such common stock by the Lender pursuant to the Registration Rights Agreement.

     Section 1.2 Other Referential Provisions.

     (a) All terms in this Agreement, the Exhibits and Schedules hereto shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

     (b) Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

     (c) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

     (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

     (e) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sec tions or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

     (f) Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

     (g) Except where specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns permitted hereunder or under such Loan Document.

     (h) Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan Document, such time shall be the local time in the city in which the principal office of Lender is located.

     (i) Whenever the phrase "to the knowledge of the Borrower" or words of similar import relating to the knowledge of the Borrower are used herein, such phrase shall mean and refer to (i) the actual knowledge of the President or chief financial officer or (ii) the knowledge that such officers would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the appropriate persons in a good faith attempt to ascertain the accuracy of the matter to which such phrase relates.

     (j) All certificates to be delivered by officers of the Borrower hereunder shall be made by such officers on behalf of the Borrower in their capacity as officers and not in their individual capacity.

     Section 1.3 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                              ARTICLE 2 - THE LOAN

     Section 2.1 Term Loan. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, the Lender agrees to make the Loan to the Borrower on the Effective Date in the amount of $10,000,000.

     Section 2.2 Manner of Borrowing and Disbursing Term Loan. On the Effective Date, upon satisfaction of the applicable conditions set forth in Section 4.1, the Lender will disburse the Loan in same day funds in accordance with the terms of the written instructions from the Borrower to the Lender.

     Section 2.3 Repayment of Loan. The Loan is due and payable and shall be repaid in full by the Borrower on the Maturity Date; provided that the Borrower shall make monthly principal payments of $75,000 each on the 1st day of each calendar month commencing on November 1, 1998 if the Loan is not paid in full on or before October 28, 1998. In the event the Borrower is required to make monthly principal payments, the remaining unpaid principal balance of the Loan shall be due and payable and shall be repaid in full by the Borrower on the Maturity Date.

     Section 2.4 Term Note. The Loan and the obligation of the Borrower to repay such Loan shall be evidenced by a single Note payable to the order of the Lender. Such Note shall be dated the Effective Date and be duly and validly executed and delivered by the Borrower.

     Section 2.5 Prepayment of Term Loan. The Borrower shall have the right at any time and from time to time, to prepay the Loan in whole or in part on any Business Day without premium or penalty. Each partial prepayment of the Loan shall be applied to the principal installments of the Loan in the inverse order of their maturities.

                      ARTICLE 3 - GENERAL LOAN PROVISIONS

     Section 3.1 Interest.

     (a) (i) LIBOR Loan. Except as set forth in Sections 3.1(c) and 3.3, the Borrower will pay interest on the Loan at a rate per annum equal to the sum of the Applicable Margin plus LIBOR, payable in arrears on each Interest Payment Date and on the Maturity Date. LIBOR shall be adjusted on a daily basis without notice as set forth in the definition of "Interbank Offered Rate".

          (ii) Prime Rate Loan. If at any time the Loan no longer bears interest based on LIBOR as a result of the provisions of Section 3.3, the Borrower will pay interest on the unpaid principal amount of the Loan at a rate per annum equal to the sum of the Applicable Margin plus the Prime Rate, payable monthly in arrears on each Interest Payment Date and on the Maturity Date. The Prime Rate shall be adjusted from time to time as set forth in the definition of "Prime Rate".

          (iii) Applicable Margin. As used herein, "Applicable Margin" means,
     (A) in the case of the LIBOR Loan, 1.75%, and (B) in the case of the Prime Rate Loan, 0%; provided that, in each case, the Applicable Margin shall be increased by 25 basis points on the 28th day of each July, October, January and April, commencing on July 28, 1998.

     (b) The Borrower shall pay interest on the unpaid principal amount of each Obligation other than the Loan for each day from the day such Obligation becomes due and payable until such Obligation is paid at the rate per annum applicable to the Prime Rate Loan, payable on demand.

     (c) From and after the occurrence of an Event of Default, the unpaid principal amount of each Obligation shall bear interest until paid in full (or, if earlier, until such Event of Default is cured or waived in writing by the Lender) at a rate per annum equal to the Default Margin plus the sum of the Prime Rate plus the Applicable Margin. The interest rate provided for in this
Section 3.1(c) shall to the extent permitted by applicable law apply to and accrue on the amount of any judgment entered with respect to any Obligation and shall continue to accrue at such rate during any proceeding described in Section 9.1(g) or (h).

     (d) The interest rates provided for in Sections 3.1(a), (b) and (c) shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

     (e) It is not intended by the Lender, and nothing contained in this Agreement or the Note shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law (the "Maximum Rate"). In the event the Lender receives, collects or applies as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the applicable Obligation, and, if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

     Section 3.2 Fees.

     (a) Closing Fee. On the Effective Date, the Borrower shall pay to the Lender a closing fee in the amount of $100,000 (less the $10,000 deposit) in consideration of the making of Loan under this Agreement and in order to compensate the Lender for the costs associated with structuring, processing, approving and closing the Loan, but excluding expenses for which the Borrower has agreed elsewhere in this Agreement to reimburse the Lender.

     (b) Facility Fee. The Borrower shall pay the Lender a facility fee of $100,000 during the first year of the Loan and $200,000 during the second year of the Loan, such fees to be due on the dates set forth below; provided that, if the Obligations are paid in full on or before October 28, 1998, no such fees shall be due. In the event the Obligations are not paid in full on or before October 28, 1998, the $100,000 facility fee shall be due on the earlier of (a) April 28, 1999 and (b) the earlier of the acceleration of the Obligations pursuant to Section 9.2 and the date on which the Obligations are paid in full; provided that, if the Borrower voluntarily pays the Obligations in full prior to April 28, 1999, such fee shall be pro rated by multiplying $100,000 by the ratio of (A) the number of days elapsed from October 28, 1998 to the date of prepayment to (B) 183. In the event the Obligations are not paid in full on or before April 28, 1999, the $200,000 facility fee shall be due and payable on the earlier of the acceleration of the Obligations pursuant to Section 9.2, the Maturity Date, and the date on which the Obligations are paid in full; provided that, if the Borrower voluntarily pays the Obligations in full prior to April 28, 2000, such fee shall be pro rated by multiplying $200,000 by the ratio of
(A) the number of days elapsed from April 28, 1999 to the date of prepayment to
(B) 365.

     (c) General. All fees shall be fully earned by the Lender when due and payable and, except as otherwise set forth herein, shall not be subject to refund or rebate. All fees are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money.

     Section 3.3 Changed Circumstances.

     (a) If the introduction of or any change in or in the interpretation of (in each case, after the date hereof) any law or regulation makes it unlawful, or any Governmental Authority asserts, after the date hereof, that it is unlawful, for the Lender to perform its obligations hereunder to make or maintain the LIBOR Loan, the Lender shall notify the Borrower of such event, and until the Lender shall notify the Borrower that such circumstances no longer exist, the Loan shall thereafter bear interest based on the Prime Rate as set forth in
Section 3.1(a)(ii).

     (b) If the Lender shall notify the Borrower that LIBOR will not adequately reflect the cost to the Lender of making or funding the LIBOR Loan or that the Interbank Offered Rate is not determinable from any interest rate reporting service of recognized standing, then until the Lender shall notify the Borrower that such circumstances no longer exist, the Loan shall thereafter bear interest based on the Prime Rate as set forth in Section 3.1(a)(ii).

     Section 3.4 Increased Costs and Reduced Returns. The Borrower agrees that if any law now or hereafter in effect and whether or not presently applicable to the Lender or any request, guideline or directive of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or the interpretation or administration thereof by any Governmental Authority, shall either (a)(i) impose, affect, modify or deem applicable any reserve (other than the LIBOR Reserve Percentage), special deposit, capital maintenance or similar requirement against the LIBOR Loan, (ii) impose on the Lender any other condition regarding the LIBOR Loan or (iii) result in any requirement regarding capital adequacy (including any risk-based capital guidelines) affecting the Lender being imposed or modified or deemed applicable to the Lender with respect to the LIBOR Loan, or (b) subject the Lender to any taxes on the recording, registration, notarization or other formalization of the Loan or the Note, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost to the Lender of making, funding or maintaining the Loan or to reduce the amount of any sum receivable by the Lender or the Lender's rate of return on capital with respect to the Loan to a level below that which the Lender could have achieved but for such imposition, modification or deemed applicability (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by Lender (in the exercise of its discretion) to be material, then, upon demand by the Lender, the Borrower shall within 10 days pay to the Lender additional amounts which shall be sufficient to compensate the Lender for such increased cost, tax or reduced rate of return. A certificate of the Lender to the Borrower claiming compensation under this
Section 3.4 shall be final, conclusive and binding on all parties for all purposes in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder, and the method by which such amounts were determined. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

     Section 3.5 Manner of Payment. (a) Each payment (including prepayments) by the Borrower on account of the principal of or interest on the Loan or of any fee or other amounts payable to the Lender under this Agreement or the Note shall be made not later than 1:30 p.m. on the date specified for payment under this Agreement (or if such day is not a Business Day, the next succeeding Business Day) to the Lender at the Lender's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever.

     (b) The Borrower hereby irrevocably authorizes the Lender and each Affiliate of the Lender to charge any account of the Borrower maintained with the Lender or such Affiliate with such amounts as may be necessary from time to time to pay any Obligations which are not paid when due.

     Section 3.6 Termination of Agreement. On the Maturity Date, the Borrower shall pay to the Lender, in same day funds, an amount equal to the aggregate amount of the Loan outstanding on such date, together with accrued interest thereon, all fees payable pursuant to Section 3.2, any amounts payable to the Lender pursuant to the other provisions of this Agreement, including, without limitation, Sections 3.4, 9.2, 10.11 and 10.12, and any and all other Obligations then outstanding.

                        ARTICLE 4 - CONDITIONS PRECEDENT

     Section 4.1 Conditions Precedent to Loan. Notwithstanding any other provision of this Agreement, the Lender's obligation to make the Loan is subject to the fulfillment of each of the following conditions prior to or contemporaneously with the making of the Loan:

     (a) Closing Documents. The Lender shall have received each of the following documents, all of which shall be reasonably satisfactory in form and substance to the Lender and its counsel:

          (1) this Agreement, duly executed and delivered by the Borrower;

          (2) the Note, dated the Effective Date and duly executed and delivered by the Bor rower;

          (3) the Collateral Assignment of Deposit Account, duly executed and delivered by the Borrower;

          (4) the Collateral Assignment of Loan Documents, together with the original of the Alpine Ventures Note, such Collateral Assignment to be duly executed and delivered by the Borrower and such Alpine Ventures Note to be duly endorsed to the Lender;

          (5) the Stock Pledge Agreements and accompanying blank stock powers, duly executed and delivered by Aronson, Andrea Leven and Michael Leven, together with the corresponding stock certificates (representing at least $14,300,000 of the Borrower's common stock as of the close of trading on the Business Day immediately preceding the Effective Date, based on the price of the Borrower's Class A common stock reflected in the Wall Street Journal) and appropriate Form U-1s.

          (6) certified copies of the articles of incorporation and by-laws of the Borrower as in effect on the Effective Date;

          (7) certified copies of all corporate action, including stockholder approval, if necessary, taken by the Borrower to authorize the execution, delivery and performance of this Agreement and the other Loan Documents and the borrowings under this Agreement;

          (8) certificates of incumbency and specimen signatures with respect to each of the officers of the Borrower who is authorized to execute and deliver this Agreement or any other Loan Document on behalf of the Borrower or any document, certificate or instrument to be delivered in connection with this Agreement or the other Loan Documents;

          (9) certificates evidencing the good standing of the Borrower in Georgia and Delaware;

          (10) with respect to Alpine Ventures, such items corresponding to those set forth in clauses (6) - (9) above as the Lender may request;

          (11) a letter from the Borrower to the Lender requesting the Loan and specifying the method of disbursement;

          (12) copies of all the financial statements referred to in Section 5.1(m) and meeting the requirements thereof;

          (13) a certificate of the President of the Borrower stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement, (a) all of the representations and warranties made or deemed to be made under this Agreement are true and correct as of the Effective Date, both with and without giving effect to the Loan to be made at such time and the application of the proceeds thereof, and (b) no Default or Event of Default exists;

          (14) a signed opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Borrower, and such local counsel as the Lender shall deem necessary or desirable, opining as to such matters in connection with this Agreement as the Lender or its counsel may reasonably request;

          (15) the Registration Rights Agreement, duly executed by the Borrower; and

          (16) copies of each of the other Loan Documents duly executed by the parties thereto with evidence satisfactory to the Lender and its counsel of the due authorization, binding effect and enforceability of each such Loan Document on each such party and such other documents and instruments as the Lender may reasonably request.

     (b) No Injunctions, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit or to obtain substantial damages in respect of or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in the Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

     (c) Material Adverse Change. As of the Effective Date, there shall not have occurred any change which has had or could reasonably be expected to have a Materially Adverse Effect as compared to the condition of the Borrower presented by the most recent financial statements of the Borrower described in Section 5.1(m).

     (d) Accuracy of Representations and Warranties. All of the representations and warranties made or deemed to be made under this Agreement shall be true and correct at such time both with and without giving effect to the Loan to be made at such time and the application of the proceeds thereof.

           ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     Section 5.1 Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

     (a) Organization; Power; Qualification. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized could reasonably be expected to have a Materially Adverse Effect, which jurisdictions are listed on Schedule 5.1(a).

     (b) Subsidiaries and Ownership of the Borrower. Except as set forth on
Schedule 5.1(b), the Borrower has no Subsidiaries. The outstanding stock of the Borrower has been duly and validly issued and is fully paid and nonassessable.

     (c) Authorization of Agreement, Note, Loan Documents and Borrowing. The Borrower has the right and power and has taken all necessary action to authorize it to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms and to borrow hereunder. This Agreement and each of the other Loan Documents to which it is a party have been duly executed and delivered by the duly authorized officers of the Borrower and each is, or when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, and other similar laws relating to or affecting creditor's rights generally, general equitable principles and an implied covenant of good faith and fair dealing.

     (d) Compliance of Agreement, Note, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance of this Agreement and each of the other Loan Documents to which the Borrower is a party in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

          (i) require any Governmental Approval or violate any applicable law relating to the Borrower or any of its Affiliates,

          (ii) conflict with, result in a breach of or constitute a default under (A) the articles or certificate of incorporation or by-laws of the Borrower, (B) any indenture, agreement or other instrument to which the Borrower is a party or by which any of its property may be bound or (C) any Governmental Approval relating to the Borrower, or,

          (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than the Security Interest.

     (e) Business. The Borrower is engaged principally in the business described on Schedule 5.1(e).

     (f) Compliance with Law; Governmental Approvals. Except as set forth in
Schedule 5.1(f), the Borrower (i) has all Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations required by any applicable law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of the Borrower, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other applicable laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to the Borrower or its properties, except for any failure under clause (i) or any noncompliance under clause (ii) which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which adequate reserves have been established on the books of the Borrower.

     (g) Titles to Properties. Except as set forth in Schedule 5.1(g), the Borrower has good and marketable title to or a valid leasehold interest in all its real estate and valid and legal title to or a valid leasehold interest in all personal property and assets used in or necessary to the conduct of the Borrower's business, including, but not limited to, those reflected on the balance sheet of the Borrower delivered pursuant to Section 5.1(m).

     (h) Liens. Except as set forth in Schedule 5.1(h), none of the properties and assets of the Borrower is subject to any Lien, except Permitted Liens.

     (i) Indebtedness and Guaranties. Set forth on Schedule 5.1(i) is a complete and correct listing of all of the Borrower's (i) Indebtedness for Money Borrowed and (ii) Guaranties. The Borrower is not in default of any material provision of any agreement evidencing or relating to such any such Indebtedness or Guaranty the principal amount of which exceeds $1,000,000.

     (j) Litigation. Except as set forth on Schedule 5.1(j), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower or any of its property in any court or before any arbitrator of any kind or before or by any governmental body.

     (k) Tax Returns and Payments. Except as set forth on Schedule 5.1(k), all United States federal, state and local and foreign national, provincial and local and all other tax returns of the Borrower required by applicable law to be filed have been duly filed, or appropriate requests for extensions have been made, and all United States federal, state and local and foreign national, provincial and local and all other taxes, assessments and other governmental charges or levies upon the Borrower and its property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 6.4. The charges, accruals and reserves on the books of the Borrower in respect of United States federal, state and local taxes and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of the Borrower are in the judgment of the Borrower adequate, and the Borrower knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect.

     (l) Burdensome Provisions. The Borrower is not a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or applicable law, compliance with the terms of which could reasonably be expected to have a Materially Adverse Effect.

     (m) Financial Statements. The Borrower has furnished to the Lender a copy of its audited balance sheet as at December 31, 1997, and the related statements of income, cash flow and retained earnings for the twelve-month period then ended. Such financial statements are complete and correct and present fairly and in all material respects in accordance with GAAP, the financial position of the Borrower as at the dates thereof and the results of operations of the Borrower for the periods then ended. Except as disclosed or reflected in such financial statements, the Borrower had no material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of the Borrower as of the date of such financial statements.

     (n) Adverse Change. Since the date of the financial statements described in
Section 5.1(m), (i) no change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower has occurred that has had, or could reasonably be expected to have, a Materially Adverse Effect, and (ii) no event has occurred or failed to occur which has had, or could reasonably be expected to have, a Materially Adverse Effect.

     (o) ERISA. Neither the Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on Schedule 5.1(o). Each Benefit Plan is in substantial compliance with ERISA, and neither the Borrower nor any Related Company has received any notice asserting that a Benefit Plan is not in compliance with ERISA. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected by the Borrower to be, incurred by the Borrower or any Related Company.

     (p) Absence of Defaults. The Borrower is not in default under its articles or certificate of incorporation or by-laws, and no event has occurred which has not been remedied, cured or waived (i) that constitutes a Default or an Event of Default or (ii) that constitutes or that, with the passage of time or giving of notice, or both, would constitute a default or event of default by the Borrower under any material agreement (other than this Agreement) or judgment, decree or order to which the Borrower is a party or by which the Borrower or any of its properties may be bound or which would require the Borrower to make any payment thereunder prior to the scheduled maturity date therefor.

     (q) Accuracy and Completeness of Information. To the best of the Borrower's knowledge, all written information, reports and other papers and data produced by or on behalf of the Borrower and furnished to the Lender were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Lender by the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material, in the light of the circumstances, to the creditworthiness of the Borrower or omits or will omit to state a material fact, in light of the circumstances, necessary in order to make the statements contained therein not misleading.

     (r) Federal Regulations. The Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System).

     (s) Investment Company Act. The Borrower is not an "investment company" or a company

"controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

     (t) Employee Relations. The Borrower is not, except as set forth on
Schedule 5.1(t), party to any collective bargaining agreement nor has any labor union been recognized as the representative of the Borrower's employees; the Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other labor disputes involving its employees or those of its Subsidiaries.

     (u) Intellectual Property. The Borrower owns or possesses all Intellectual Property required to conduct its business as now and presently planned to be conducted without, to its knowledge, conflict with the rights of others.

     (v) Secondary Equity Offering. The Borrower filed a registration statement with the Securities Exchange Commission on April 16, 1998 relating to a public offering of 4,500,000 shares of the Borrower's Class A common stock, a copy of which has been made available to the Lender.

     (w) Perfection of Security Interests. Each of the Security Interests granted under the Security Documents has been, or on the Effective Date shall be, perfected in accordance with all applicable laws.

     (x) Tag-Along/Piggy Back Rights. Except as set forth on Schedule 5.1(x), no Person has any Tag-Along Rights or Piggy Back Rights. Schedule 5.1(x) sets forth the name of each Person who has Tag-Along Rights and/or Piggy Back Rights, the number of shares of common stock of the Borrower held by such Person, and the number of such shares subject to Tag-Along Rights and/or Piggy Back Rights.

     (y) Year 2000 Compliance. The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Materially Adverse Effect.

     (z) Stock Pledge Agreements. The pledge of the Pledged Collateral under and as such term is defined in the Stock Pledge Agreements does not violate any agreement or law to which Borrower is subject, the violation of which could reasonably be expected to have a Materially Adverse Effect.

     Section 5.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article 5 and all statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower pursuant to or in connection with this

Agreement or any of the Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date and at and as of the Effective Date, except that representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.

                        ARTICLE 6 - AFFIRMATIVE COVENANTS

     Until all the Obligations have been paid in full, unless the Lender shall otherwise consent in the manner provided for in Section 12.11, the Borrower will, and will cause each of its Subsidiaries to:

     Section 6.1 Preservation of Corporate Existence and Similar Matters. Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to be qualified could reasonably be expected to have a Materially Adverse Effect; provided the foregoing shall not prohibit the merger of any Subsidiary of the Borrower into the Borrower or a wholly-owned Subsidiary of the Borrower.

     Section 6.2 Compliance with Applicable Law. Comply in all material respects with all applicable laws relating to it.

     Section 6.3 Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Effective Date.

     Section 6.4 Payment of Taxes and Claims. Pay or discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of the Borrower or such Subsidiary, except that this Section 6.4 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the appropriate books.

     Section 6.5 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied.

     Section 6.6 Use of Proceeds. (a) Use the proceeds of the Loan to pay the amounts indicated in Schedule 6.6 to the Persons indicated therein, and

     (b) not use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or for any other purpose which would involve a violation of such Regulation U or Regulation T or X of such Board of Governors or for any other purpose prohibited by law or by the terms and conditions of this Agreement.

     Section 6.7 Hazardous Waste and Substances; Environmental Requirements. In addition to, and not in derogation of, the requirements of Section 6.2 and of the Security Documents, comply in all material respects with all material laws, governmental standards and regulations applicable to the Borrower or to any of its assets in respect of occupational health and safety laws, rules and regulations and Environmental Laws, promptly notify the Lender of its receipt of any notice of a violation of any such law, rule, standard or regulation and indemnify and hold the Lender harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Lender on account of the Borrower's failure to perform its obligations under this Section 6.7.

     Section 6.8 Accuracy of Information. To the best of the Borrower's knowledge, all written information, reports, statements and other papers and data furnished to the Lender, whether pursuant to Article 7 or any other provision of this Agreement or any of the other Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Lender true and accurate knowledge of the subject matter.

     Section 6.9 Loan to Stock Ratio. In the event that the Loan to Stock Ratio
(a) shall, for a period of five consecutive Business Days, exceed 75%, or (b) shall, as of the last day of any calendar quarter, exceed 70%, the Borrower shall, within one Business Day, (i) cause Aronson, Andrea Leven and/or Michael Leven to subject to the perfected first-priority Security Interest of the Stock Pledge Agreements such additional shares of the Borrower's common stock (subject to no restrictions on transfer or the Lender's exercise of remedies thereunder other than as set forth in the Stock Pledge Agreements) as shall be necessary to cause the Loan to Stock Ratio to be equal to or less than 70%, (ii) deliver to the Lender cash collateral, in addition to the cash subject to the Collateral Assignment of Deposit Account, which cash collateral shall be segregated in a cash collateral account at the Lender, or deliver to the Lender a letter of credit from an issuing bank acceptable to the Lender, and in form and substance acceptable to the Lender, naming the Lender as beneficiary, in either case in amount equal to or greater than the amount necessary to cause the Loan to Stock Ratio to be equal to or less than 70%, and/or (iii) make a principal prepayment on the Loan in amount equal to or greater than the amount necessary to cause the Loan to Stock Ratio to be equal to or less than 70%; provided, that, if the Borrower does not deliver all of the duly executed Waivers to the Lender on or before the 90th day after the Agreement Date, each reference in this Section to "75%" and "70%", respectively, shall without any further action be deemed to read "65%" and "60%", respectively, as of the 91st day after the Agreement Date.

     Section 6.10 Insurance. The Borrower shall at all times maintain insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by applicable law, including such public liability, products liability, third party property damage and business interruption insurance as is consistent with reasonable business practices, and from time to time deliver to the Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     Section 6.11 Inspection. The Lender (by any of its officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of the Borrower, at any time or times to (a) visit the properties of the Borrower, inspect the assets of the Borrower and its Subsidiaries and inspect and make extracts from the books and records of the Borrower and its Subsidiaries, including, but not limited to, management letters prepared by independent accountants, all during customary business hours at such premises, and (b) discuss the Borrower's business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Lender hereunder or under any of the Loan Documents, with the Borrower's and its Subsidiaries' (i) principal officers, (ii) independent accountants and other professionals providing services to the Borrower, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Lender's standard operating procedures relating to the maintenance of confidentiality of confidential information of borrowers). The Borrower will deliver to the Lender any instrument necessary to authorize an independent accountant or other professional to have discussions of the type outlined above with the Lender or for the Lender to obtain records from any service bureau maintaining records on behalf of the Borrower.

     Section 6.12 Year 2000 Compliance. The Borrower will promptly notify the Lender in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Materially Adverse Effect.

                             ARTICLE 7 - INFORMATION

     Until all the Obligations have been paid in full, unless the Lender shall otherwise consent in the manner set forth in Section 10.10, the Borrower will furnish to the Lender at the Lender's Office:

     Section 7.1 Financial Statements.

     (a) Audited Year-End Statements. As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, copies of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flow for such fiscal year, in each case setting forth in comparative form the figures for the previous year of the Borrower and its consolidated Subsidiaries and reported on, without qualification, by Deloitte & Touche LLP or other independent certified public accountants selected by the Borrower and reasonably acceptable to the Lender.

     (b) Quarterly Financial Statements. As soon as available, but in any event within 45 days after the end of each accounting quarter (other than the fourth fiscal quarter of each fiscal year) of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated income statement for the Borrower and its consolidated Subsidiaries for such quarter and for the portion of the fiscal year of the Borrower through such quarter, certified by the chief financial officer of the Borrower to the best of his knowledge as presenting fairly the financial condition and results of operations of the Borrower and its consolidated Subsidiaries as at the date thereof and for the periods ended on such date, subject to normal year end adjustments.

All such financial statements shall be complete and correct in all material respects and all such financial statements shall be prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes) applied consistently throughout the periods reflected therein.

     Section 7.2 Discussions with Accountants . The Borrower authorizes the Lender to discuss the financial condition of the Borrower with the Borrower's independent certified public accountants and agrees that such discussion or communication shall be without liability to either the Lender or the Borrower's independent certified public accountants. The Borrower shall, upon Lender's request, deliver a letter addressed to such accountants authorizing them to comply with the provisions of this Section 7.2.

     Section 7.3 Officer's Certificate. Together with each delivery of financial statements required by Section 7.1(a) and (b), a certificate of the Borrower's President or chief financial officer, stating that, based on an examination sufficient to enable him to make an informed statement, no Default or Event of Default exists or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.

     Section 7.4 Copies of Other Reports. (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants, including, without limitation, all management reports from such accountants.

     (b) As soon as practicable, copies of (i) all financial statements and reports that the Borrower shall send to its shareholders generally, (ii) all registration statements and all regular or periodic reports which the Borrower shall file with the Securities and Exchange Commission or any successor commission, and (iii) all press releases issued by or on behalf of the Borrower.

     (c) From time to time and promptly upon each request, such forecasts, data, certificates, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower as the Lender may reasonably request. The rights of the Lender under this Section 7.4(c) are in addition to and not in derogation of its rights under any other provi sion of this Agreement or any Loan Document.

     (d) If requested by the Lender, statements in conformity with the requirements of Federal Reserve Form G-1 or U-1 referred to in Regulations G and U, respectively, of the Board of Governors of the Federal Reserve System.

     (e) Within 15 days after the last day of each calendar quarter and promptly after any request by the Lender, a statement showing all outstanding amounts on the Alpine Ventures Note, categorizing such amounts as principal, interest, or other amounts due.

     Section 7.5 Notice of Litigation and Other Matters. Prompt notice of:


     (a) the commencement, to the extent the Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower or any Affiliate of the Borrower or any of their respective property, assets or businesses which might, singly or in the aggregate, cause a Default or an Event of Default or have a Materially Adverse Effect,

     (b) any amendment of the articles of incorporation or by-laws of the Borrower,

     (c) any change in the business, assets, liabilities, financial condition or results of operations of the Borrower or any Affiliate of the Borrower which has had or could reasonably be expected to have any Materially Adverse Effect and any change in the Chief Executive Officer or Chief Financial Officer of the Borrower,

     (d) any (i) Default or Event of Default, or (ii) event that constitutes or that, with the passage of time or giving of notice or both, would constitute a default or event of default by the Borrower under any material agreement (other than this Agreement) to which the Borrower is a party or by which the Borrower or any of its property may be bound if the exercise of remedies thereunder by the other party to such agreement would have, either individually or in the aggregate, a Materially Adverse Effect, and

     (e) the occurrence of any default or event of default under the Alpine Ventures Loan Documents of which the Borrower is aware.

     Section 7.6 ERISA. As soon as possible and in any event within 30 days after the Borrower knows, or has reason to know, that:

     (a) any Termination Event with respect to a Benefit Plan has occurred or will occur,

     (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans has increased to an amount in excess of $0, or

     (c) the Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the President or the chief financial officer of the Borrower setting forth the details of such of the events described in clauses (a) through
(c) as applicable and the action which is proposed to be taken with respect thereto and, simultaneously with the filing thereof, copies of any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such of the events described in clauses (a) through
(c) as applicable.

                          ARTICLE 8- NEGATIVE COVENANTS

     Until all the Obligations have been paid in full, unless the Lender shall otherwise consent in the manner set forth in Section 10.10, the Borrower and its Subsidiaries will not, directly or indirectly:

     Section 8.1 Investments. Acquire, after the Agreement Date, any Investment or, after such date, permit any Investment to be outstanding, other than Permitted Investments.

     Section 8.2 Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person; provided the foregoing shall not prohibit the merger of any Subsidiary of the Borrower into the Borrower or a wholly-owned Subsidiary of the Borrower.

     Section 8.3 Transactions with Affiliates. Effect any transaction with any Affiliate (other than a wholly-owned Subsidiary) on a basis less favorable to the Borrower than would be the case if such transaction had been effected with a Person not an Affiliate, provided the foregoing shall not prohibit the transactions described on Schedule 8.3.

     Section 8.4 Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the property or assets of the Borrower, real, personal or mixed, tangible or intangible, except for Permitted Liens.

     Section 8.5 Restricted Distributions and Payments, Etc. Declare or make any Restricted Distribution or Restricted Payment, other than any Restricted Distribution or Restricted Payment from a Subsidiary of the Borrower to the Borrower.

     Section 8.6 Benefit Plans. Permit, or take any action which would result in, the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans of the Borrower to exceed $0.

     Section 8.7 Amendments of Other Agreements. Amend in any way the provisions of the Borrower's articles of incorporation relating to the relative rights of the Borrower's Class A and Class B common stock, or enter into any other agreement the effect of which is to adversely affect the Lender's rights to foreclose upon or dispose of the Collateral subject to the Stock Pledge Agreements.

     Section 8.8 Tag-Along/Piggy Back Rights. Enter into any registration rights or other agreement pursuant to which any Person receives Tag-Along Rights and/or Piggy Back Rights, unless such Person executes and delivers to the Lender a waiver, in form acceptable to the Lender in its discretion, pursuant to which such Person waives, in the case of Tag-Along Rights, any and all Tag-Along Rights such Person may possess in connection with any liquidation by the Lender of the common stock of the Borrower (whether Class A or Class B) now or hereafter subject to the Stock Pledge Agreements, and, in the case of Piggy Back Rights, any and all Piggy Back Rights such Person may possess in connection with any registration of such common stock by the Lender pursuant to the Registration Rights Agreement.

                              ARTICLE 9 - DEFAULT

     Section 9.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

     (a) Default in Payment of Loan. The Borrower shall default in any payment of principal of, or interest on, the Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise), and in the case of a default in the payment of interest, such default shall continue for five days after written notice thereof has been given to the Borrower by the Lender.

     (b) Other Payment Default. The Borrower shall default in the payment, as and when due, of any other Obligation, and such default shall continue for five days after written notice thereof has been given to the Borrower by the Lender.

     (c) Misrepresentation. Any representation or warranty made by the Borrower under this Agree ment or any other Loan Document or any amendment hereto or thereto shall at any time prove to have been incorrect or misleading in any material respect when made.

     (d) Default in Performance. The Borrower shall default:

          (i) in the performance or observance of any term, covenant, condition or agreement contained in Section 6.6, 6.9, 6.11 or 7.2, or in Article 8; or

          (ii) in the performance or observance of any term, covenant, condition or agreement contained in Section 7.1, 7.3, 7.4, 7.5 or 7.6 and such default shall continue for a period of 10 days after the earlier of the date on which Aronson or Michael Leven becomes aware of such default and the date on which written notice thereof has been given to the Borrower by the Lender; or

          (iii) in the performance or observance of any term, covenant, condition or agreement contained in any other provision of this Agreement (other than as specifically provided for otherwise in this Section 9.1) and such default shall continue for a period of 30 days after the earlier of the date on which Aronson or Michael Leven becomes aware of such default and the date on which written notice thereof has been given to the Borrower by the Lender.

     (e) Indebtedness Cross-Default. (i) The Borrower shall fail to pay when due and payable the principal of or interest on any Indebtedness (other than the Loan or Note) where the principal amount of such Indebtedness is in excess of $10,000,000, or (ii) the maturity of any such Indebtedness shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (B) been required to be prepaid in full prior to the stated maturity thereof, or
(iii) any event shall have occurred and be continuing which, with or without the passage of time or the giving of notice, or both, would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity.

     (f) Other Cross-Defaults. The Borrower shall default in the payment when due or in the performance or observance of any material obligation or condition of any agreement, contract or lease (other than the Security Documents or any such agreement, contract or lease relating to Indebtedness), if the other party thereto has commenced the exercise of remedies thereunder and such exercise of remedies could reasonably be expected to have a Materially Adverse Effect.

     (g) Voluntary Bankruptcy Proceeding. Any Obligor shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) commence a proceeding seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due,
(vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

     (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Obligor in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any Obligor or of all or any substantial part of the assets, domestic or foreign, of any Obligor, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against any Obligor (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

     (i) Loan Documents. Any event of default under any other Loan Document shall occur or any Obligor shall default in the performance or observance of any material term, covenant, condition or agree ment contained in, or the payment of any other sum covenanted to be paid by any Obligor under, any such Loan Document, and such default shall not be cured within the applicable grace period, if any; or any provision of this Agreement, or of any other Loan Document after delivery thereof hereunder, shall for any reason cease to be valid and binding, other than a nonmaterial provision rendered unenforceable by operation of law, or any Obligor or other party thereto (other than the Lender) shall so state in writing; or any Loan Document, after delivery thereof hereunder, shall for any reason (other than any action taken independently by the Lender and except to the extent permitted by the terms thereof) cease to create a valid, perfected and, except as otherwise expressly permitted herein, first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby.

     (j) Judgment. A judgment or order for the payment of money which exceeds $1,000,000 in amount in excess of undisputed insurance coverage shall be entered against any Obligor by any court and such judgment or order shall continue undischarged or unstayed for 30 days.

     (k) Attachment. A warrant or writ of attachment or execution or similar process which exceeds

$1,000,000 in value shall be issued against any property of any Obligor and such warrant or process shall continue undischarged or unstayed for 30 days.

     (l) ERISA. (i) Any Termination Event with respect to a Benefit Plan shall occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Benefit Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess is the property of the Borrower) over (B) the present value on such day of all vested nonforfeitable benefits under such other Benefit Plan, results in an Unfunded Vested Accrued Benefit in excess of $0, (ii) any Benefit Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA, or (iii) the Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Borrower's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

     (m) Material Adverse Change. There occurs any act, omission, event, undertaking or circumstance or series of acts, omissions, events, undertakings or circumstances which have, or could reasonably be expected to have, either individually or in the aggregate, a Materially Adverse Effect.

     (n) Change in Management. Michael Leven shall for any reason cease to be the Chief Executive Officer of the Borrower and Aronson shall for any reason cease to be the Chief Financial Officer of the Borrower.

     Section 9.2 Remedies.

     (a) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in Section 9.1(g) or (h), the principal of and the interest on the Loan and the Note at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the Loan Documents and all other Obligations, shall thereupon become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding.

     (b) Other Remedies. If any Event of Default (other than as specified in
Section 9.1(g) or (h)) shall have occurred and be continuing, the Lender, in its sole and absolute discretion, may declare the principal of and interest on the Loan and the Note at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding.

     (c) Further Remedies. If any Event of Default shall have occurred and be continuing, the Lender, in its sole and absolute discretion, may do any of the following:

          (i) exercise any and all of its rights under this Agreement, the other Loan Documents, and any and all of the Security Documents;

          (ii) apply any cash Collateral to the payment of the Obligations in any order in which the Lender may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents; and

          (iii) exercise all of the rights and remedies of a secured party under the UCC (whether or not the UCC is applicable) and under any other applicable law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Lender, for cash, on credit or for future delivery and at such price or prices and upon such other terms as the Lender may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     Section 9.3 Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

     (a) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including attorneys' fees,

     (b) Second: to the payment of the Obligations (with the Borrower remaining liable for any deficiency) in any order which the Lender may elect, and

     (c) Third: the balance (if any) of such proceeds shall be paid to the Borrower or, subject to any duty imposed by law or otherwise, to whomsoever is entitled thereto.

The Borrower shall remain liable and will pay, on demand, any deficiency remaining in respect of the Obligations, together with interest thereon at a rate per annum equal to the highest rate then payable hereunder on such Obligations, which interest shall constitute part of the Obligations.

     Section 9.4 Miscellaneous Provisions Concerning Remedies .


     (a) Rights Cumulative. The rights and remedies of the Lender under this Agreement, the Note and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies, the Lender may be selective and no failure or delay by the Lender in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

     (b) Waiver of Marshalling. The Borrower hereby waives any right to require any marshalling of assets and any similar right.

     (c) Limitation of Liability. Nothing contained in this Article 9 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Lender or any agent or designee of the Lender to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice or take any action with respect to any Collateral or the moneys due or to become due thereunder or in connection therewith or to take any steps necessary to preserve any rights against prior parties, and neither the Lender nor any of its agents or designees shall have any liability to the Borrower for actions taken pursuant to this Article 9, any other provision of this Agreement or any of the Loan Documents, so long as the Lender or such agent or designee shall act reasonably and in good faith.

     (d) Appointment of Receiver. In any action under this Article 9, the Lender shall be entitled to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

                           ARTICLE 10 - MISCELLANEOUS

     Section 10.1 Notices.

     (a) Method of Communication. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by overnight courier service, by certified or registered mail, postage pre-paid, or by facsimile transmission and shall be deemed received, in the case of personal delivery, when delivered, in the case of overnight courier service, on the next Business Day after delivery to such service, in the case of mailing, on the third day after mailing (or, if such day is a day on which deliveries of mail are not made, on the next succeeding day on which deliveries of mail are made) and, in the case of facsimile transmission, upon transmittal; provided that in the case of notices to the Lender, the Lender shall be charged with knowledge of the contents thereof only when such notice is actually received by the Lender.

     (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing.

     If to the Borrower:     U.S. Franchise Systems, Inc.
                             13 Corporate Square
                             Suite 250
                             Atlanta, Georgia 30329
                             Attention: Stephen D. Aronson and Neal K. Aronson
                             Facsimile No.: (404) 321-4482 and (404) 235-7448

         with a copy to:     Paul, Weiss, Rifkind, Wharton & Garrison
                             1285 Avenue of the Americas

                             New York, New York 10019
                             Attention: Judith R. Thoyer
                             Facsimile No.: (212) 757-3990

     If to the Lender:       NationsBank, N.A.
                             600 Peachtree Street, 6th Floor
                             Atlanta, Georgia  30308
                             Attention:  Donna Friedel or Kevin Brown
                             Facsimile No.:  (404) 607-4145

     (c) Lender's Office. The Lender hereby designates its office located at 600 Peachtree Street, 6th Floor, Atlanta, Georgia 30308, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower, as the office to which payments due are to be made and at which the Loan will be disbursed.

     Section 10.2 Expenses. The Borrower agrees to pay or reimburse on demand all costs and expenses incurred by the Lender, including, without limitation, the reasonable fees and disbursements of counsel, in connection with (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation, (i) the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Agreement and the other Loan Documents, (ii) the costs and expenses of taking actions to perfect, protect, and continue the Security Interest; (b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Lender relating to this Agreement or any of the Loan Documents; (c) sums paid or obligations incurred in connection with the payment of any amount or taking any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (d) costs and expenses of preserving and protecting the Collateral; and (e) costs and expenses paid or incurred to obtain payment of the Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reason able fees and disbursements of counsel and of experts and other consultants retained by the Lender. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower.

     Section 10.3 Stamp and Other Taxes. The Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder.

     Section 10.4 Setoff. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default, the Lender and any participant with the Lender in the Loan are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender or any participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective or whether or not (a) the Lender shall have made any demand under this Agreement or any of the Loan Documents, or (b) the Lender shall have declared any or all of the Obligations to be due and payable as permitted by Section 9.2 and although such Obligations shall be contingent or unmatured.

     Section 10.5 Mandatory Arbitration; Litigation.

     (a) ANY CONTROVERSY OR CLAIM BETWEEN THE BORROWER AND THE LENDER INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF ENDISPUTE, INC., DOING BUSINESS AS J.A.M.S./ENDISPUTE ("J.A.M.S."), AS AMENDED FROM TIME TO TIME, AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN ATLANTA, GEORGIA AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     B. RESERVATIONS OF RIGHTS. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT; OR (II) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE LENDER (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT

LIMITED TO) INJUNCTIVE RELIEF OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     (b) THE BORROWER AND THE LENDER HEREBY AGREE THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE LENDER, ANY COURT IN WHICH THE LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY AND WHICH SITS IN A JURISDICTION IN WHICH THE BORROWER TRANSACTS BUSINESS SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND THE LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 10.1(b), WHICH SERVICE SHALL BE DEEMED MADE UPON RECEIPT THEREOF. THE NON-EXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

     Section 10.6 Reversal of Payments. To the extent the Borrower makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the Collateral for the Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, the Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Obligations, and, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Lender.

     Section 10.7 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower to determine whether it is in compliance with any covenant contained herein, shall, unless there is an express written direction or consent by the Lender to the contrary, be performed in accordance with GAAP.

     Section 10.8 Assignment; Participation. This Agreement shall be binding upon the Borrower, and the Borrower's heirs, devisees, representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns; provided, however, that the Borrower shall not assign or encumber any interest of the Borrower hereunder without the prior written consent of the Lender. The Lender may, from time to time, sell or offer to sell the Loan, or interests therein, to one or more assignees or participants (provided that the Lender will not, unless an Event of Default exists, assign the Loan to a non-Affiliate without the Borrower's prior consent, such consent not to be unreasonably withheld) and is hereby authorized to disseminate any information it now has or hereafter obtains pertaining to the Loan, including, without limitation, any security for the Loan and credit or other information on the Borrower and its Affiliates, any of its principals and any guarantor, to any assignee or participant or prospective assignee or prospective participant, to the Lender's affiliates, including without limitation NationsBanc Montgomery Securities LLC, to any regulatory body having jurisdiction over the Lender and to any other parties as necessary or appropriate in the Lender's reasonable judgment. The Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by the Lender in connection therewith and to the extent, if any, specified in any such assignment or participation, such companies, assignees or participants shall have the rights and benefits with respect to the Loan Documents as such persons would have if such persons were the Lender hereunder.

     Section 10.9 Amendments. Any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived and any departure therefrom may be consented to if, but only if, such amendment, waiver or consent is in writing signed by the Lender and, in the case of an amendment, by the Borrower. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

     Section 10.10 Performance of Borrower's Duties. The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense. If the Borrower shall fail to do any act or thing which it has covenanted to do under this Agree ment or any of the Loan Documents, the Lender may (but shall not be obligated to) do the same or cause it to be done either in the name of the Lender or in the name and on behalf of the Borrower, and the Borrower hereby irrevocably authorizes the Lender so to act.

     Section 10.11 Indemnification. The Borrower agrees to reimburse the Lender and NationsBanc Montgomery Securities LLC (the "Arranger") for all reasonable costs and expenses, including counsel fees and disbursements, incurred and to indemnify and hold the Lender, the Arranger and each of their officers, agents, attorneys and Affiliates (collectively the "Indemnitees") harmless from and against all losses suffered by any Indemnitee, other than losses resulting from such Indemnitees' gross negligence or willful misconduct, in connection with (a) the exercise by the Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents, (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, except in the case of a dispute between the Borrower and such Indemnitee in which the Borrower prevails in a final unappealed or unappealable judgment, and (c) the collection or enforcement of the Obligations or any of them.

     Section 10.12 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lender and any Persons designated by the Lender pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid.

     Section 10.13 Survival. Notwithstanding any termination of this Agreement,
(a) until all Obligations have been paid in full, the Lender shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to the Collateral as fully as though this Agreement had not been terminated, and (b) the indemnities to which the Indemnitees are entitled under the provisions of this Article 10 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Indemnitees against events arising after such termination as well as before.

     Section 10.14 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 10.15 Governing Law. This Agreement and the Note shall be construed in accordance with and governed by the law of the State of Georgia.

     Section 10.16 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     Section 10.17 Reproduction of Documents. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Lender, may be reproduced by the Lender by any photographic, photostatic, microcard, microfilm, miniature photographic or other similar process, and the Lender may destroy any original document so reproduced. Each party hereto stipulates that, to the extent permitted by applicable laws any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     Section 10.18 Final Agreement. This Agreement and the other Loan Documents are intended by the parties hereto as the final, complete and exclusive expression of the agreement among them with respect to the subject matter hereof and thereof. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements between the parties hereto relating to the subject matter hereof and thereof.


                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Atlanta, Georgia by their duly authorized officers in several counterparts all as of the day and year first written above.


                                     BORROWER:

                                     U.S. FRANCHISE SYSTEMS, INC.
[CORPORATE SEAL]

                                     By: /s/ Neal K. Aronson
                                         -------------------------
                                          Neal K. Aronson
                                          Executive Vice President







                                     LENDER:

                                     NATIONSBANK, N.A.


                                     By: /s/ Donna W. Friedel
                                         -------------------------
                                          Donna W. Friedel
                                          Senior Vice President

                                   EXHIBIT "A"



                                    TERM NOTE



$10,000,000                                              Date: April 28, 1998



            FOR VALUE RECEIVED, the undersigned promises to pay to the order of NATIONSBANK, N.A. (together with any holder hereof, called "Holder") with offices located in Atlanta, Georgia, the principal sum of $10,000,000 at the offices of Holder at Atlanta, Georgia, or at any other place designated by Holder, in lawful money of the United States, together with interest, said principal sum being payable as set forth in the below-described Loan Agreement, and said interest on the unpaid principal balance being due at the rate and times provided in the Loan and Security Agreement between the undersigned and NationsBank, N.A. of even date (the "Loan Agreement").



            This Note is subject to the terms and conditions of, and entitled to the benefits of the Collateral described in, the Loan Agreement. Capitalized terms not defined herein shall have the meanings given in the Loan Agreement.



            No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder, under the Loan Agreement, the Security Documents or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy hereunder, under the Loan Agreement, the Security Documents, or at law or in equity shall preclude or estop another or further exercise thereof or the exercise of any other right or remedy. Principal and interest on this Note shall be payable and paid in lawful money of the United States of America.



            The undersigned and all endorsers waive presentment, notice of dishonor and protest.



            Time is of the essence of this Note and, in case this Note is collected by law or through an attorney at law, or under advice therefrom, the undersigned agrees to pay all costs of collection, including reasonable attorneys' fees if collected by or through an attorney.

            The provisions of this Note shall be construed and interpreted and all rights and obligations of the parties hereunder determined in accordance with the laws of the State of Georgia.


            IN WITNESS WHEREOF, the undersigned has caused this Note to be executed, sealed and delivered in Atlanta, Georgia, in its corporate name, by and through its respective duly authorized officers, as of the day and year first above written.



                                       U.S. FRANCHISE SYSTEMS, INC.





                                       By:/s/ Neal K. Aronson
                                          --------------------------
                                              Neal K. Aronson

                                              Executive Vice President



[CORPORATE SEAL]